Filed pursuant to Rule 424(b)(3)

Registration No. 333-296504

PROSPECTUS

31,609,140

Ordinary Shares
American Depositary Shares representing Ordinary Shares

This prospectus relates to the offer and resale from time to time by the selling securityholders identified in this prospectus, or the selling securityholders, of up 31,609,140 ordinary shares, nominal value €0.15 per share (the “Resale Shares”) of Valneva SE, or the Company, which may be represented by American Depositary Shares, or ADSs. These Resale Shares consist of (i) up to 15,715,323 issued and outstanding ordinary shares, and (ii) up to 15,893,817 ordinary shares (the “ABSA Warrant Shares”) issuable upon the exercise of warrants to purchase ordinary shares (the “ABSA Warrants”). The selling securityholders acquired the Resale Shares, or the securities giving rights to the Resale Shares, pursuant to the securities purchase agreement dated April 29, 2026 by and between the Company and the selling securityholders (the “Securities Purchase Agreement”).

We are registering the offer and sale of the Resale Shares by the selling securityholders to satisfy our obligations to them pursuant to a registration rights agreement dated April 29, 2026 (the “Registration Rights Agreement”) by and among the Company and the selling securityholders. We will not receive any proceeds from the sale of the Resale Shares by the selling securityholders.

The selling securityholders may, from time to time, offer, sell, transfer or otherwise dispose of any or all of the Resale Shares described in this prospectus from time to time through public or private transactions. These transactions may be at prevailing market prices at the time of sale, at prices related to the prevailing market price or at negotiated prices. The selling securityholders will bear all underwriting fees, commissions and discounts, if any, attributable to the sales of Resale Shares and any transfer taxes We will bear all other costs, expenses and fees in connection with the registration of the Resale Shares. See “Plan of Distribution” for more information about how the selling securityholders may sell or dispose of their Resale Shares.

Our ADSs are listed on the Nasdaq Global Select Market under the symbol “VALN.” On June 15, 2026, the last reported sale price of the ADSs on the Nasdaq Global Select Market was $5.39 per ADS. Our ordinary shares are listed on the regulated market of Euronext in Paris under the symbol “VLA.” On June 15, 2026, the closing price of our ordinary shares on the regulated market of Euronext in Paris was € 2.292 per ordinary share. Each ADS represents two ordinary shares.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors” and under the caption “Risk Factors” in our most recent Annual Report on Form 20-F, any related free writing prospectus we have authorized for use in connection with a specific offering and any documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these common shares or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2026.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, certain selling securityholders may from time to time sell our ordinary shares, ordinary shares in the form of ADSs or any combination thereof described in this prospectus in one or more offerings or otherwise as described under “Plan of Distribution.” This prospectus only provides you with a general description of the securities we may offer.

For investors outside the United States: Neither we nor the selling securityholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common shares and the distribution of this prospectus outside the United States.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Such prospectus supplements may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before deciding to invest in any shares being offered.

You should rely only on the information contained in or incorporated by reference in this prospectus and in any free writing prospectus that we authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering in their entirety before making an investment decision.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We were incorporated under the laws of France. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Unless otherwise indicated, all references in this prospectus to, “Valneva,” “the company,” “our company,” “we,” “us” and “our” refer to Valneva SE and its consolidated subsidiaries.

PROSPECTUS SUMMARY

The following summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus, and does not contain all of the information that you need to consider in making your investment decision. For a more complete understanding of our business and this offering, you should carefully read the entire prospectus and the documents incorporated by reference herein, including our consolidated financial statements and the notes thereto, which are incorporated herein by reference. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent filings with the SEC including our Annual Reports on Form 20-F and reports on Form 6-K, as well as other information in this prospectus s and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Company Overview

Please see the section entitled “Information on the Company – Business Overview,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026, as well as any amendments thereto reflected in our subsequent filings with the SEC.

Private Placement

Securities Purchase Agreement

On April 29, 2026, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with the investors named therein (each an “Investor,” and together, the “Investors”), pursuant to which we agreed to issue and sell to the Investors in a private placement (the “Private Placement”) 15,893,817 new Ordinary Shares, nominal value €0.15 per share (the “New Shares”), each New Share with a warrant attached (a “Warrant” and, together with the New Share to which it is attached, an “ABSA”, or Actions à Bons de Souscription d’Actions) exercisable for one Ordinary Share at a subscription price of €2.33 per ABSA. On May 5, 2026, we closed the Private Placement and issued an aggregate of 31,787,634 Ordinary Shares, nominal value €0.15 per share (the “Resale Shares”), consisting of (i) up to 15,893,817 issued and outstanding Ordinary Shares, and (ii) up to 15,893,817 Ordinary Shares (the “ABSA Warrant Shares”) issuable upon the exercise of warrants to purchase ordinary shares (the “ABSA Warrants”).

Each Warrant entitles its holder to subscribe to one Warrant Share at an exercise price of €2.96 per Warrant Share, representing a premium of 25% to the volume-weighted average price of the Ordinary Shares on the regulated market of Euronext Paris over the three trading days preceding the setting of such issue price, i.e. April 27, 28 and 29, 2026 (i.e. €2.37), subject to standard adjustments. The Warrants may be exercised, in whole or in part, for cash, at any time from the business day immediately following their issuance to the earlier of (i) the 30th calendar day following receipt by us of the FDA regulatory approval for its investigational 6-valent OspA-based Lyme disease vaccine candidate (LB6V, formerly known as VLA15) (the “FDA Approval”) and (ii) the third business day (included) prior to March 31, 2028 (the “Maturity Date” and such period, the “Exercise Period”). If, as of March 1, 2028, the FDA Approval has not been obtained by the us, the Maturity Date shall automatically be extended to September 30, 2028 and the Exercise Period shall be correspondingly extended.

The Warrants provide that the holder will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). The holder may increase or decrease the Beneficial Ownership Limitation, provided that (i) to the extent required by the French foreign direct investment regime (“French FDI Regime”), the holder may only increase the Beneficial Ownership Limitation above 9.99% if the holder has obtained from the French Ministry of Economy through an authorization request or prior notification, in accordance with the French FDI Regime and (ii) in no event will the Beneficial Ownership Limitation exceed 19.99%. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to us.

Registration Rights Agreement

On April 29, 2026, in connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which we agreed to register the New Shares and Warrant Shares for resale (together, the “Registrable Securities”). Under the Registration Rights Agreement, we have agreed to file this registration statement covering the resale of the Registrable Securities by no later than 30 days after the Closing Date (the “Filing Deadline”) and to use reasonable best efforts to cause such registration statement to be declared effective as soon as practicable, but no later than the earlier of (a) the 60th calendar day following the initial filing date of the registration statement if the U.S. Securities and Exchange Commission (the “SEC”) notifies us that it will “review” the registration statement and (b) the 10th business day after the date we are notified (orally or in writing, whichever is earlier) by the SEC that the initial registration statement will not be “reviewed” or will not be subject to further review(the “Effectiveness Deadline”). We also agreed to use reasonable efforts to keep such registration statement continuously effective until the date the Registrable Securities covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. We have agreed to be responsible for all reasonable fees and expenses incurred in connection with the registration of the Registrable Securities.

Corporate Information

Please see the section entitled “Information on the Company – History and development of the company,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026, as well as any amendments thereto reflected in our subsequent filings with the SEC.

The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

Implications of Being a Foreign Private Issuer

We are considered a “foreign private issuer” under U.S. securities laws. In our capacity as a foreign private issuer, we are exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, members of our Executive Committee and Board of Directors and our principal securityholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. In addition, we are not required to comply with Regulation FD, which restricts the selective disclosure of material information.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We will remain a foreign private issuer until such time that more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are U.S. citizens or residents; (2) more than 50% of our assets are located in the United States; or (3) our business is administered principally in the United States.

The Offering

Ordinary Shares offered by the selling securityholders	31,609,140 ordinary shares, consisting of (i) 15,715,323 issued and outstanding ordinary shares and (ii) 15,893,817 ABSA Warrant Shares issuable upon the exercise of the ABSA Warrants.

Use of proceeds	We will not receive any proceeds from the sale of the Resale Shares by the selling securityholders, except with respect to amounts received by us due to the exercise of any ABSA Warrants for cash. We may receive cash proceeds of up to €47 million from the exercise of the ABSA Warrants.
Plan of Distribution	The selling securityholders will determine when and how they will sell the Resale Shares offered in this prospectus, as described in “Plan of Distribution.”
Risk factors	See “Risk Factors” beginning on page 6 and the other information included in this prospectus and incorporated by reference for a discussion of factors you should carefully consider before deciding to invest in our common shares.

Nasdaq Global Market symbol for ADS	“VALN”

Euronext Paris symbol for ordinary shares	“VAL”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025 as updated by our subsequent filings including our Reports on Form 6-K, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. The risk factors included in our Annual Report include a discussion of specific risks related to an investment in, and ownership of, ADSs under the caption “- Risks related to Ownership of Our Ordinary Shares and ADSs.” Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

A substantial number of our securities may be sold in the market following the effective date of the registration statement of which this prospectus forms a part, which may depress the market price for our ADSs.

Sales of a substantial number of our securities in the public market following the effective date of the registration statement of which this prospectus forms a part could cause the market price of our common stock to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to our management. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Information on the Company,” “Risk Factors” and “Operating and Financial Review and Prospects” incorporated by reference from our most recent Annual Report on Form 20-F and our interim financial reports furnished on Form 6-K with the SEC.

All statements other than present and historical facts and conditions contained in this prospectus, including statements regarding our future results of operations and financial positions, business strategy, plans and our objectives for future operations, are forward-looking statements. When used in this prospectus, the words “anticipate,” “believe,” “can,” “could,” “estimate,” “expect,” “intend,” “is designed to,” “may,” “might,” “plan,” “potential,” “predict,” “objective,” “should,” or the negative of these and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	timing and expected outcomes of clinical trials and pre-clinical studies, particularly with respect to the ongoing and planned clinical trials of our chikungunya vaccine VLA1553 (licensed in some territories as IXCHIQ), and the ongoing Phase 2 trials of the shigellosis vaccine candidate S4V2;

●	the likelihood, timing, and expected outcomes of regulatory filings and approvals, including, in the short-term, potential approval of the chikungunya vaccine candidate VLA1553 or locally manufactured versions thereof in other markets and the potential filings and approvals of VLA15 and in the mid- to long-term, potential filings and approvals of S4V2;

●	the potential safety and effectiveness of our vaccine candidates in development and new safety data related to our approved vaccines, particularly IXCHIQ;

●	our ability to successfully market IXCHIQ in Europe, Canada, the UK, and other markets where it is or may be approved and to establish partnerships for the manufacturing, marketing, and distribution of IXCHIQ in endemic or high-risk areas, particularly in Asia;

●	our expectations with respect to Pfizer’s regulatory and commercialization plans for our Lyme disease candidate;

●	our ability to implement effective restructuring and cost-savings measures and maintain business continuity in case of unfavorable developments related to our vaccine candidates or existing products;

●	our expectations and forecasts for sales of our approved commercial products and estimates of market opportunity and future revenues for our vaccine candidates;

●	our ability to expand, develop, and advance our pipeline of product candidates;

●	our ability to supply a sufficient, compliant, and timely quantity of our products and product candidates and to safely and effectively scale up our manufacturing capabilities;

●	the effectiveness and profitability of our collaborations and partnerships, our ability to maintain our current collaborations and partnerships and our ability to enter into new collaborations and partnerships, to support our business plans;

●	regulatory and political developments in the United States, Europe, and other countries, including in particular regulatory developments relating to tariffs and the review and approval of vaccine candidates in the United States and elsewhere;

●	our expectations related to future milestone and royalty payments and other revenue under our collaborations and partnerships, particularly the partnership with Pfizer for VLA15;

●	our ability to meet our obligations under our various collaboration, partnership, and distribution arrangements;

●	the effects of any pandemics on our sales and operations, including our expectations and assumptions regarding the resumption of travel and the future demand for travel vaccines;

●	the effects of increased competition as well as innovations by new and existing competitors in our industry;

●	our ability to obtain, maintain, protect and enforce our intellectual property rights and proprietary technologies and to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	statements regarding future revenue, cash situation, hiring plans, expenses, capital expenditures, capital requirements, stock performance, and financing opportunities; and

●	other risks and uncertainties, including those listed in this prospectus under the caption “Risk Factors”.

You should refer to the “Risk Factors” included in this prospectus, any applicable prospectus supplement and any free-writing prospectus, and under similar headings in the other documents incorporated herein, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should read this prospectus, any applicable prospectus supplement, any free writing prospectuses that we may authorize for use in connection with an offering and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Resale Shares in this offering, except with respect to amounts received by us due to the exercise of any ABSA Warrants for cash. We could potentially receive up to €47 million in proceeds from the exercise of the ABSA Warrants, as described herein, assuming the exercise in full of all of such ABSA Warrants for cash. There is no assurance that the holders of the ABSA Warrants will elect to exercise any or all of such ABSA Warrants. The selling securityholders will receive all of the proceeds from the sale of Resale Shares hereunder.

We currently intend to use the net proceeds from the exercise of any ABSA Warrants for cash, if any, to fund manufacturing, commercialization, and research and development of our products and product candidates, for working capital and for general corporate purposes.

PLAN OF DISTRIBUTION

The selling securityholders of the Resale Shares and any of their donees, pledgees, transferees or other successors-in-interest selling the Resale Shares received after the date of this prospectus from a selling securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Resale Shares covered hereby on any stock exchange, market or trading facility on which the Resale Shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

●	distributions to members, partners, stockholders or other securityholders of the selling securityholders;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the ordinary shares or ADSs as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per ordinary share or ADSs;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the Resale Securities owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the Resale Securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Ace, amending the list of the selling securityholders under this prospectus. The selling securityholders also may transfer the Resale Securities in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling securityholders for purposes of this prospectus.

In connection with the sale of the Resale Securities or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Resale Securities in the course of hedging the positions they assume. The selling securityholders may also sell the Resale Securities short and deliver these securities to close out their short positions, or loan or pledge the Resale Securities to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of Resale Securities offered by them will be the purchase price of the Resale Securities, less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Resale Securities to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants.

The selling securityholders also may resell a portion of the Resale Securities in open-market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirement sunder the Securities Act.

The selling securityholders and any underwriters, broker-dealers or agents that participate in sale of the Resale Securities or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the selling securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions, or profit they earn on any resale of the Resale Securities may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the number of Resale Securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Resale Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Securities may not be sold unless such securities have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Resale Securities in the market and to the activities of the selling securityholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the Resale Securities against certain liabilities, including liabilities arising under the Securities Act

We have agreed to indemnify the selling securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Resale Securities offered by this prospectus.

We have agreed with the selling securityholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the selling securityholders shall have resold or otherwise disposed of all the Resale Securities covered by this prospectus and (ii) the date on which the Resale Securities covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the selling securityholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

For information regarding our share capital and articles of association, please refer to the full text of our articles of association and the description of securities filed as Exhibits 1.1 and 2.3, respectively, to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026, as well as any amendments thereto reflected in our subsequent filings with the SEC, all of which are incorporated by reference herein.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

For information regarding our American Depositary Shares, please refer to the information under the heading “American Depositary Shares” in our description of securities filed as Exhibit 2.3 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026, as well as any amendments thereto reflected in our subsequent filings with the SEC, all of which are incorporated by reference herein.

selling securityholders

We have prepared this prospectus to allow the selling securityholders to offer and sell from time to time for their own account up to 31,609,140 Resale Shares, which may be in the form of ADSs, consisting of (i) up to 15,715,323 issued and outstanding ordinary shares and (ii) up to 15,893,817 ABSA Warrant Shares issuable upon the exercise of the ABSA Warrants.

We are registering the offer and sale of the Resale Shares beneficially owned by the selling securityholders to satisfy our obligations to them pursuant to a registration rights agreement dated April 29, 2026 (the “Registration Rights Agreement”) by and among the Company and the selling securityholders. Pursuant to the Registration Rights Agreement, we have agreed to prepare and file a registration statement with the SEC within 30 days following the Closing Date (as defined in the Securities Purchase Agreement). We have also agreed to use our reasonable best efforts to keep the registration statement continuously effective pursuant to Rule 415 and available for the resale by the selling securityholders until the earlier to occur of: (i) the date on which the selling securityholders have resold all of the Registrable Securities (as defined in the Registration Rights Agreement) , and (ii) the date on which all of the Registrable Securities may be resold by the selling securityholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

To our knowledge, none of the selling securityholders has, or during the three years prior to the date of this prospectus has had, any position, office or other material relationships with us or any of our affiliates, except that we and each selling securityholders are party to the Registration Rights Agreement relating to the Resale Shares described above. To our knowledge, based on information provided to us, none of the selling securityholders that are affiliates of broker-dealers purchased the Resale Shares outside the ordinary course of business, nor at the time of the acquisition did any selling securityholder have direct or indirect agreements or understandings with any person to distribute any ordinary shares, including the Resale Shares.

The information set forth in the table below is based upon information obtained from the selling securityholders. Beneficial ownership of the selling securityholders is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 189,771,237 ordinary shares outstanding as of May 31, 2026, after giving effect to the issuance of 15,893,817 ordinary shares issued on May 5, 2026 pursuant to the Securities Purchase Agreement, but excluding 15,893,817 ABSA Warrant Shares. The percentage of shares beneficially owned after the offering assumes the sale of all Resale Shares offered by the selling securityholders, including all ABSA Warrant Shares, pursuant to this prospectus and no further acquisitions of our securities by the selling securityholders. In computing the number of ordinary shares beneficially owned by a selling securityholder and the percentage ownership of such selling securityholder, we deemed outstanding ordinary shares issuable upon exercise of the ABSA Warrants, as applicable, held by that selling securityholder that are exercisable within 60 days of May 31, 2026. We did not deem these ordinary shares outstanding, however, for the purpose of computing the percentage ownership of any other selling securityholder.

The number of ordinary shares set forth in the following table for any selling shareholder reflects the exercise limitations as set forth in the ABSA Warrants. The ABSA Warrants provide that the holder of ABSA Warrants will not have the right to exercise any portion of its ABSA Warrants if such holder, together with its affiliates, would beneficially own in excess of 9.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”). The holder may increase or decrease the Beneficial Ownership Limitation, provided, however, that the holder may only increase the Beneficial Ownership Limitation (i) by obtaining authorization from the French Ministry of Economy in the event the Beneficial Ownership Limitation is being raised above 9.99%, (ii) by providing 61 days’ notice to the Company, except that in no event will the Beneficial Ownership Limitation exceed (i) with respect to the limitations under Section 13(d) of the Exchange Act, 19.99% of our ordinary shares and (ii) with respect to the French regime for control of foreign direct investments, 24.99% of the voting rights. Accordingly, the number of ordinary shares set forth in the following table for any shareholder may exceed the number of ordinary shares that it could own beneficially at any given time as a result of its ownership of ABSA Warrant Shares. As a result, the actual number of ABSA Warrant Shares that may be issued to and sold by the selling securityholders could be materially less than the estimated numbers in the column titled “Number of Shares Being Offered” depending on factors which cannot be predicted by us at this time. In addition, we do not know how long the selling securityholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the selling securityholders regarding the sale or other disposition of any Resale Shares.

As used in this prospectus, the term “selling securityholders” includes the selling securityholders listed in the table below, together with any additional selling securityholders listed in a prospectus supplement, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Resale Shares in any non-sale transfer after the date of this prospectus. Unless otherwise indicated, the address for each selling securityholder is c/o Valneva SE, Îlot Saint Joseph Bureaux Convergence, 12T Quai Perrache, 69002 Lyon, France.

Name of Selling Securityholder	Number of Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering	Number of Shares Registered for Sale Hereby	Number of Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering
Frazier Life Sciences Public Fund, L.P(1)	6,879,516	3.6%	6,511,868	3,623,582	1.9%
Frazier Life Sciences XI, L.P.(2)	337,989	*	60,894	307,542	*
Frazier Life Sciences XII, L.P.(3)	918,572	*	763,728	536,708	*
Deep Track Biotechnology Master Fund, Ltd.(4)	2,901,471	1.5%	5,802,942	-	-
Entities affiliated with TCG Crossover(5)	2,901,471	1.5%	5,802,942	-	-
Cormorant Global Healthcare Master Fund, LP(6)	1,813,419	1.0%	3,626,838	-	-
Entities affiliated with Vivo Opportunity(7)	1,526,398	*	3,052,796	-	-
Perceptive Life Sciences Master Fund, Ltd.(8)	1,450,735	*	2,901,470	-	-
Entities affiliated with Samsara BioCapital, L.P.(9)	728,216	*	1,634,926	-	-
Nantahala Capital Partners Limited Partnership(10)	255,985	*	511,970	-	-
NCP RFM LP(11)	85,901	*	171,802	-	-
Blackwell Partners LLC - Series A(12)	383,482	*	766,964	-	-
All Selling Securityholders	20,183,155	10.6%	31,609,140	4,467,832	2.3%

*	Represents beneficial ownership of less than 1%.

(1)

Consists 3,255,934 ordinary shares and 3,255,934 ABSA Warrant Shares purchased in the Private Placement, and 1,811,791 American Depositary Shares representing 3,623,582 ordinary shares held by Frazier Life Sciences Public Fund, L.P. FHMLSP, L.P. is the general partner of Frazier Life Sciences Public Fund, L.P. and the general partner of FHMLSP, L.P. is FHMLSP, L.L.C., which is managed by an investment committee of four that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by Frazier Life Sciences Public Fund, L.P.

The address of Frazier Life Sciences Public Fund, L.P. is c/o Frazier Life Sciences Management, L.P., 1001 Page Mill Rd, Building 4, Suite B, Palo Alto, CA 94304.

(2)

Consists of 30,447 ordinary shares and 30,447 ABSA Warrant Shares purchased through the Private Placement, and 153,771 American Depositary Shares representing 307,542 ordinary shares held by Frazier Life Sciences XI, L.P.

FHMLS XI, L.P. is the general partner of Frazier Life Sciences XI, L.P. and the general partner of FHMLS XI, L.P. is FHMLS XI, L.L.C., which is managed by an investment committee of three that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by Frazier Life Sciences XI, L.P.

The address of Frazier Life Sciences XI, L.P. is c/o Frazier Life Sciences Management, L.P., 1001 Page Mill Rd, Building 4, Suite B, Palo Alto, CA 94304.

(3)

Consists of 381,864 ordinary shares and 381,864 ABSA Warrant Shares purchased through the Private Placement, and 268,354 American Depositary Shares representing 536,708 ordinary shares held by Frazier Life Sciences XII, L.P.

FHMLS XII, L.P. is the general partner of Frazier Life Sciences XII, L.P. and the general partner of FHMLS XII, L.P. is FHMLS XII, L.L.C., which is managed by an investment committee of three that acts by majority vote. Accordingly, no members of such committee are attributed beneficial ownership of the securities directly held by Frazier Life Sciences XII, L.P.

The address of Frazier Life Sciences XII, L.P. is c/o Frazier Life Sciences Management, L.P., 1001 Page Mill Rd, Building 4, Suite B, Palo Alto, CA 94304.

(4)

Consists of (i) 2,901,471 ordinary shares and 2,901,471 ABSA Warrant Shares purchased in the Private Placement and held by Deep Track Biotechnology Master Fund, Ltd.

David Kroin is the managing member of Deep Track Capital GP, LLC (the “GP”). The GP is the general partner of Deep Track Capital, LP (the “IM”). The IM is the investment manager of Deep Track Biotechnology Master Fund, Ltd. The address of the selling securityholder is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830

(5)

Consists of (i) 1,450,736 ordinary shares and 1,450,736 ABSA Warrant Shares purchased in the Private Placement and held by TCG Crossover Fund II, and (ii) 1,450,735 ordinary shares and 1,450,735 ABSA Warrant Shares purchased in the Private Placement held by TCG Crossover Fund III, L.P.

TCG Crossover GP II, LLC is the general partner of TCG Crossover Fund II, L.P. and may be deemed to have voting, investment, and dispositive power with respect to these securities. Chen Yu is the sole managing member of TCG Crossover GP II, LLC and may be deemed to share voting, investment and dispositive power with respect to these securities. The principal business address of the entities and individual referenced in this footnote is 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.

TCG Crossover GP III, LLC is the general partner of TCG Crossover Fund III, L.P and may be deemed to have voting, investment, and dispositive power with respect to these securities. Chen Yu is the sole managing member of TCG Crossover GP III, LLC and may be deemed to share voting, investment and dispositive power with respect to these securities. The principal business address of the entities and individual referenced in this footnote is 245 Lytton Ave., Suite 350, Palo Alto, CA 94301.

(6)

Consists of 1,813,419 ordinary shares and 1,813,419 ABSA Warrant Shares purchased in the Private Placement and held by Cormorant Global Healthcare Master Fund, LP.

Cormorant Global Healthcare GP, LLC serves as the general partner of Cormorant Global Healthcare Master Fund, LP. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC. Each of Cormorant Global Healthcare GP, LLC and Ms. Chen disclaim beneficial ownership of such shares except to the extent of any pecuniary interest therein. Ms. Chen, as the managing member of Cormorant Global Healthcare GP, LLC, has sole voting and investment control over the shares of Common Stock held by Cormorant Global Healthcare Master Fund, LP. The address for Cormorant Global Healthcare Master Fund, LP is 200 Clarendon Street, 50th Floor, Boston, MA 02116.

(7)

Consists of (i) 693,180 ordinary shares and 693,180 ABSA Warrant Shares purchased in the Private Placement and held by Vivo Opportunity Fund Holdings, L.P. (“Vivo Opportunity Fund”), (ii) 70,018 ordinary shares and 70,018 ABSA Warrant Shares purchased in the Private Placement and held by Vivo Opportunity Cayman Fund, L.P. (“Vivo Cayman Fund”), and (iii) 763,200 ordinary shares and 763,200 ABSA Warrant Shares purchased in the Private Placement and held by Vivo Opportunity Co-Invest (Cycle 3), L.P. (“Cycle 3” and with Vivo Opportunity Fund, the “Vivo U.S. Entities”).

Vivo Opportunity, LLC is the general partner of the Vivo U.S. Entities. Vivo Opportunity Cayman, LLC is the general partner of Vivo Cayman Fund. The voting members of each of Vivo Opportunity, LLC and Vivo Opportunity Cayman, LLC are Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu, none of whom has individual voting or investment power with respect to the shares held by the Vivo US Entities or Vivo Cayman Fund. The address of the individuals and entities referenced in this footnote is 192 Lytton Avenue, Palo Alto, California 94301.

(8)

Consists of 1,450,735 ordinary shares and 1,450,735 ABSA Warrant Shares purchased in the Private Placement and held by Perceptive Life Sciences Master Fund, Ltd.

Perceptive Advisors LLC is the investment manager of Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund, Ltd. Perceptive Venture Advisors, LP is the investment manager to Perceptive Xontogeny Venture Fund, LP and may be deemed to beneficially own the securities directly held by Perceptive Xontogeny Venture Fund, LP. Joseph Edelman is the controlling person of Perceptive Advisors LLC and Perceptive Venture Advisors, LP and accordingly, may be deemed to have beneficial ownership of the shares beneficially owned by Perceptive Life Sciences Master Fund, Ltd., Perceptive Advisors LLC, Perceptive Xontogeny Venture Fund, LP and Perceptive Venture Advisors LP. Mr. Edelman, Perceptive Life Sciences Master Fund, Ltd., Perceptive Advisors LLC, Perceptive Xontogeny Venture Fund, LP and Perceptive Venture Advisors LP disclaim beneficial ownership of all such securities except to the extent of its or his pecuniary interest therein. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003.

(9)

Consists of (i) 364,107 ordinary shares remaining from the ordinary shares purchased in the Private Placement and 453,355 ABSA Warrant Shares shares purchased in the Private Placement and held by Samsara BioCapital, L.P. (“Samsara LP”), and (ii) 364,109 ordinary shares remaining from the ordinary shares purchased in the Private Placement and 453,355 ABSA Warrant Shares from shares purchased in the Private Placement held by Samsara Opportunity Fund, L.P (“Opportunity Fund”).

Samsara BioCapital GP, LLC (“Samsara GP”) is the general partner of Samsara LP and may be deemed to have voting and investment power over the securities held by Samsara LP.

Samsara Opportunity Fund GP, LLC (“Samsara Opportunity GP”) is the general partner of Opportunity Fund and may be deemed to have voting and investment power over the securities held by Opportunity Fund. Dr. Akkaraju is the managing member of Samsara GP and Samsara Opportunity GP and has voting and investment power over the shares held by Samsara LP and Opportunity Fund and, accordingly, may be deemed to beneficially own the shares held by Samsara LP and Opportunity Fund. The principal business address of the above persons is 628 Middlefield Rd., Palo Alto, California 94301.

(10)

Consists of 255,985 ordinary shares and 255,985 ABSA Warrant Shares purchased in the Private Placement and held by Nantahala Capital Partners Limited Partnership.

Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling securityholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling securityholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling securityholder. The address for the above referenced entity is 130 Main St., 2nd Floor, New Canaan, CT 06840.

(11)

Consists of 85,901 ordinary shares and 85,901 ABSA Warrant Shares purchased in the Private Placement and held by NCP RFM LP.

Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling securityholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling securityholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling securityholder. The address for the above referenced entity is 130 Main St., 2nd Floor, New Canaan, CT 06840.

(12)

Consists of 383,482 ordinary shares and 383,482 ABSA Warrant Shares purchased in the Private Placement and held by Blackwell Partners LLC - Series A.

Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of the selling securityholder as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or the selling securityholder that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the selling securityholder. The address for the above referenced entity is 130 Main St., 2nd Floor, New Canaan, CT 06840.

TAXATION

For information with respect to the material U.S. Federal Income Tax Considerations for U.S. Holders and the material French tax consequences relating to the purchase, ownership and disposition of any of the securities registered by this prospectus, please refer to the section entitled “Item 10.E: Additional Information – Taxation,” incorporated by reference from our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026, as well as any amendments thereto reflected in our subsequent filings with the SEC, all of which are incorporated by reference herein.

LEGAL MATTERS

The validity of our ordinary shares, including ordinary shares represented by ADSs offered by this prospectus and certain other matters governed by French law will be passed on for us by Jones Day, Paris, France. Cooley LLP, Boston, Massachusetts, will be representing us in regards to certain matters governed by U.S. law in connection with this offering. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of Valneva SE and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of Deloitte & Associés (PCAOB ID: 1756) and PricewaterhouseCoopers Audit (PCAOB ID: 1347), independent registered public accounting firms, given on the authority of said firms as experts in auditing and accounting.

The offices of Deloitte & Associés are located at 6, place de la Pyramide, 92908 Paris-La Défense Cedex, France.

The offices of PricewaterhouseCoopers Audit are located at 63, rue de Villiers, 92208 Neuilly-sur-Seine Cedex, France.

Material Changes

Except as described above or otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 and in our Reports on Form 6-K incorporated by reference into this prospectus, no reportable material changes have occurred since December 31, 2025.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES

We are a corporation organized under the laws of France. The majority of the members of our Executive Committee and Board of Directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. We have appointed an agent for service of process in the United States; however, it may be difficult for investors:

●	to obtain jurisdiction over us or our non-U.S. resident members of the Executive Committee and Board of Directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

●	to enforce judgments obtained in such actions against us or our non-U.S. resident members of the Executive Committee and Board of Directors;

●	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our non-U.S. resident members of the Executive Committee and Board of Directors; and

●	enforce against us or our Executive Committee in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

Nevertheless, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would be recognized and enforced in France provided that a French judge considers that this judgment meets the French legal requirements concerning the recognition and the enforcement of foreign judgments and is capable of being immediately enforced in the United States. A French court is therefore likely to grant the enforcement of a foreign judgment without a review of the merits of the underlying claim, only if (1) that judgment was rendered by a court having jurisdiction over the dispute (the condition will be met if the dispute is clearly connected to the jurisdiction of the U.S. court and French courts did not have exclusive jurisdiction over the matter), (2) that judgment does not contravene French international public order and public policy, including the right to due process, (3) the U.S. judgment is not tainted with fraud and (4) is not incompatible with a judgment rendered by a French court in the same matter, or with an earlier judgment rendered by a foreign court in the same matter.

In addition, French law guarantees full compensation for the harm suffered but is limited to the actual damages, so that the victim does not suffer or benefit from the situation. Such system excludes damages such as, but not limited to, punitive and exemplary damages.

As a result, the enforcement, by U.S. investors, of any judgments obtained in U.S. courts in civil and commercial matters, including judgments under the U.S. federal securities law against us or members of our Executive Committee and Board of Directors or certain experts named herein who are residents of France or countries other than the United States would be subject to the above conditions.

Finally, there may be doubt as to whether a French court would impose civil liability on us, the members of our Executive Committee and Board of Directors or certain experts named herein in an original action predicated solely upon the U.S. federal securities laws brought in a court of competent jurisdiction in France against us or such members, officers or experts, respectively.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. Under the Exchange Act, we file annual reports on Form 20-F and other information with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in France, filed with and made public by any stock exchange on which we are listed or distributed by us to our securityholders. As a foreign private issuer, we are exempt from, among other things, the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal securityholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a web site that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

We also maintain a website at www.valneva.com through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 17, 2026;

●	Our Reports on Form 6-K filed or furnished to the SEC on March 18, 2026; March 23, 2026 including exhibit 99.1 thereto; March 26, 2026 including exhibit 99.1 thereto; April 30, 2026 including exhibits 99.1 and 99.2; May 5, 2026 including exhibit 99.1 thereto; May 13, 2026 including exhibits 99.1 and 99.2 but excluding the section entitled “Financial Outlook” in exhibit 99.1 thereto; and June 1, 2026 including exhibit 99.1 thereto; and

●	The description of our ordinary shares and ADSs contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on May 3, 2021, including any amendment or report filed for the purpose of updating such description (File No. 001-40377).

We are also incorporating by reference all subsequent Annual Reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) prior to the termination of the offering of securities under this Registration Statement. In all cases, you should rely on the later information over different information included in this prospectus or any accompanying prospectus supplement.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Valneva SE

Îlot Saint Joseph Bureaux Convergence

12T Quai Perrache

69002 Lyon France

+33 2 28 07 37 10

You may also access these documents on our website, www.valneva.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

EXPENSES ASSOCIATED WITH REGISTRATION

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby, other than the SEC registration fee and the FINRA filing fee.

SEC registration fee	$12,368.47
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Printing expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

31,609,140

Ordinary Shares

American Depositary Shares representing Ordinary Shares

PROSPECTUS

June 16, 2026